UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                          June 10, 2005 (June 6, 2005)

                            MDU RESOURCES GROUP, INC.
             (Exact name of registrant as specified in its charter)

         DELAWARE                    1-3480                      41-0423660

(STATE OR OTHER JURISDICTION       (COMMISSION                (I.R.S. EMPLOYER
      OF INCORPORATION)            FILE NUMBER)              IDENTIFICATION NO.)

                               Schuchart Building
                             918 East Divide Avenue
                                  P.O. Box 5650
                        Bismarck, North Dakota 58506-5650
                    (Address of Principal Executive Offices)
                                   (Zip Code)

        Registrant's telephone number, including area code (701) 222-7900


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS


CONTINUING DEVELOPMENTS IN COALBED NATURAL GAS LITIGATION
---------------------------------------------------------

As previously disclosed, Fidelity Exploration & Production Company (Fidelity), a subsidiary of MDU Resources Group, Inc. (Company), has been named as a defendant in, and/or certain of its operations are or have been the subject of, more than a dozen lawsuits filed in connection with its coalbed natural gas development in the Powder River Basin in Montana and Wyoming. In one of the cases, the Federal District Court for Montana, in February 2005, entered a ruling requiring the Bureau of Land Management (BLM) to review and revise the Final Environmental Impact Statement (FEIS) prepared in connection with coalbed natural gas development in the Powder River Basin in Montana. The Federal District Court later entered an order that would have allowed limited coalbed natural gas production in the Powder River Basin in Montana pending the BLM's review and revision of the FEIS. The plaintiffs, the Northern Plains Resource Council
(NPRC) and the Northern Cheyenne Tribe (Tribe), appealed the decision to the United States Ninth Circuit Court of Appeals (Ninth Circuit). The Federal District Court declined to enter an injunction requested by the NPRC and the Tribe that would have enjoined production pending the appeal. In late May 2005, the Ninth Circuit granted the request of the NPRC and the Tribe for a broader injunction and enjoined the BLM from approving any coalbed natural gas production projects in the Powder River Basin in Montana. That court also enjoined Fidelity from drilling any additional wells in its Montana Coal Creek Project and from constructing any infrastructure necessary to produce and transport coalbed natural gas from the Coal Creek Project's existing wells.

In two other related actions filed by the NPRC and the Tribe in the Federal District Court for Montana, these parties asserted (among other things) that the actions of the BLM in approving Fidelity's applications for permits and the plan of development for the Tongue River-Badger Hills Project in Montana (Badger Hills Project) did not comply with applicable Federal laws, including the National Historic Preservation Act (NHPA) and the National Environmental Policy Act (NEPA). The NPRC also asserted that the Environmental Assessment that supported the BLM's prior approval of the Badger Hills Project was invalid. On June 6, 2005, the Montana Federal District Court issued orders in these cases enjoining operations on Fidelity's Badger Hills Project pending the BLM's consultation with the Tribe as to satisfaction of the applicable requirements of NHPA and a further environmental analysis under NEPA.

Following the issuance by the Ninth Circuit of its injunction, Fidelity had reassessed the potential impact upon its total estimated natural gas and oil production for 2005 and had estimated that its total production would be comparable to or slightly higher than production levels in 2004. In light of the most recent actions of the Montana Federal District Court with respect to the Badger Hills Project, Fidelity now expects its 2005 total production levels will be slightly lower than 2004 levels.

Fidelity intends to take all necessary actions to contest the Ninth Circuit's injunction and the most recent orders of the Montana Federal District Court. On June 9, 2005, Fidelity filed a request with the Montana Federal District Court for a temporary stay of its orders, which the Court granted.

REAFFIRMATION OF RECENT EARNINGS GUIDANCE
-----------------------------------------

On June 3, 2005, the Company reaffirmed its prior guidance that earnings per common share, diluted, are projected in the range of $1.80 to $2.00. Despite the potential negative implications for Fidelity's ongoing coalbed natural gas operations in Montana, and in light of the Company's view that its overall business outlook remains strong for the year, the Company reiterates its expectation that earnings per common share, diluted, for 2005 will be within the indicated range and does not expect any material change to the consolidated earnings outlook for the year based on the diversified nature of the corporation.

A related press release issued by the Company on June 9, 2005 is incorporated by reference herein and is attached as Exhibit 99.



ITEM 9.01.  FINANCIAL STATEMENT AND EXHIBITS.

     (c)  Exhibits

99 Press Release issued June 9, 2005, regarding continuing developments in coalbed natural gas litigation and reaffirming recent earnings guidance.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  June 10, 2005



                                     MDU RESOURCES GROUP, INC.


                                     By:/s/ Warren L. Robinson
                                        ----------------------
                                        Warren L. Robinson
                                        Executive Vice President
                                        and Chief Financial Officer

                                  EXHIBIT INDEX

Exhibit Number                                    Description of Exhibit
--------------                                    ----------------------

   99 Press release issued June 9, 2005, regarding continuing developments in coalbed natural gas litigation and reaffirming recent earnings guidance.